Exhibit 10.66

FORM OF LTIP UNIT VESTING AGREEMENT (DIRECTORS)

LTIP UNIT VESTING AGREEMENT

UNDER THE MORGANS HOTEL GROUP CO.

2007 OMNIBUS INCENTIVE PLAN

Name of Grantee:	(“Grantee”)
No. of LTIP Units:
Grant Date:	(the “Grant Date”)
Final Acceptance Date:	(the “Final Acceptance Date”)

Pursuant to the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan (the “Plan”) and the Limited Liability Company Agreement (the “LLC Agreement”) of Morgans Group LLC (the “LLC”), a Delaware limited liability company, Morgans Hotel Group Co. (the “Company”), a Delaware corporation and the managing member of the LLC, hereby grants to the Grantee named above an Other Stock-Based Award (as defined in the Plan, referred to herein as an “Award”) in the form of, and by causing the LLC to issue to the Grantee, the number of LTIP Units (as defined in the LLC Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LLC Agreement. Upon the close of business on the Final Acceptance Date, if this LTIP Unit Vesting Agreement (this “Agreement”) is accepted, the Grantee shall receive the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein, in the Plan and in the LLC Agreement. Unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings given to those terms in the Plan.

1. Acceptance of Agreement.

(a) Unless the Grantee is already a Member (as defined in the LLC Agreement), Grantee must sign, as a Member, and deliver to the LLC a counterpart signature page to the LLC Agreement (attached hereto as Exhibit A). Upon signing and delivery of the signature page, to the extent required, the Grantee shall be admitted as a Member of the LLC, as of the Grant Date, with beneficial ownership of the number of LTIP Units specified above, the LLC Agreement shall be amended to reflect the issuance to the Grantee of the Award LTIP Units and the LLC shall deliver to the Grantee a certificate of the Company certifying the number of LTIP Units then issued to the Grantee. Thereupon, the Grantee shall have all the rights of a Member of the LLC with respect to the number of LTIP Units specified above, as set forth in the LLC Agreement, subject, however, to the restrictions and conditions specified herein and in the LLC Agreement.

(b) In order to confirm receipt of this Agreement, Grantee must sign and deliver to the Company a copy of this Agreement.

2. Vesting of LTIP Units.

(a) Except as provided in Sections 2(b) and 2(c) below, the Award LTIP Units shall vest one-third (1/3) each year on each of the first three one-year anniversaries of the Grant Date, (each such date on which Award LTIP Units vest is referred to herein as a “Vesting Date”); provided that upon termination of Grantee’s cessation of service to the Company and its Subsidiaries for any reason, the LTIP Units that have not yet vested shall, without payment of any consideration by the LLC, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units. In the event Grantee becomes a consultant or employee, such change in status shall not be deemed a termination of service with the Company at the time of such change in status or thereafter so long as the Grantee continues in one of such positions.

(b) Notwithstanding any other term or provision of this Agreement, if a Corporate Transaction occurs and the LTIP Units subject to this Agreement are not assumed or substituted for, any restrictions and conditions on all LTIP Units subject to this Agreement shall be deemed waived by the Company and all LTIP Units granted hereby that have not previously been forfeited shall automatically become fully vested. Notwithstanding any other provision in this Agreement, if assumed or substituted for, the award will expire one year after the date of termination.

(c) Other Vesting Terms. Notwithstanding anything to the contrary in this Section 2, to the extent the Grantee is a party to another agreement or arrangement with the Company that provides more favorable vesting provisions than provided for in this Agreement, the more favorable vesting terms of such other agreement or arrangement shall control.

3. Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the LLC Agreement.

4. Rights with Respect to LTIP Units. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than regular cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Administrator necessitates action by way of adjusting the terms of the Agreement, then and in that event, the Administrator shall take any such action as in its discretion shall be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including but not limited to, adjustments in the number of LTIP Units then subject to this Agreement.

5. Legend. The records of the LLC evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the LLC in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LLC Agreement.

6. Restrictions on Transfer. None of the Award LTIP Units shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”), or converted into Membership Units in accordance with the LLC Agreement (a) prior to vesting, or (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the LLC Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Administrator, unvested Award LTIP Units may be Transferred to members of the Grantee’s Immediate Family, which for purposes of this Agreement shall include family limited partnerships and similar entities which are primarily for the benefit of the Grantee and his or her Immediate Family, provided that the transferee agrees in writing with the Company and the LLC to be bound by all of the terms and conditions of this Agreement. In connection with any Transfer of Award LTIP Units, the LLC may require the Grantee to provide an opinion of counsel, satisfactory to the LLC, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 6 shall be null and void, and the LLC shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will, the laws of descent and distribution or the transfer provisions specified above in this Section 6.

7. Incorporation of Plan. The provisions of the Plan are hereby incorporated by reference as if set forth herein. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, this Agreement shall govern.

8. Investment Representation; Registration. The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the date of acceptance of this Agreement and each Vesting Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Grantee shall immediately notify the LLC upon discovering that any of the representations or warranties set forth on Exhibit B were false when made or have, as a result of changes in circumstances, become false. The LLC will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the LTIP Units.

9. Section 83(b) Election. The Grantee hereby agrees to make an election to include in gross income in the year of transfer the Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

10. Amendment. The Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 12 thereof and that this Agreement may be amended or canceled by the Administrator of the Plan, on behalf of the LLC, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent.

11. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Administrator regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount, if any. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

12. No Obligation to Continue Services. Neither the Company, the LLC nor any subsidiary of any of them is obligated by or as a result of the Plan or this Agreement to continue to have the Grantee provide services to it and neither the Plan nor this Agreement shall interfere in any way with the right of the Company, the LLC or any subsidiary of any of them to terminate its relationship with the Grantee at any time.

13. Notices. Notices hereunder shall be mailed or delivered to the LLC at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the LLC or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14. Section 409A. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Grantee, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the payments to the Grantee.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflict of law principles. The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of New York and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the City of New York, New York. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the State of New York.

16. Electronic Signature. All references to signatures and delivery of documents in this Agreement can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Agreement. The Grantee’s electronic signature is the same as, and shall have the same force and effect as, Grantee’s manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the     day of             , 200    .

MORGANS HOTEL GROUP CO.

By:
Name:
Title:

MORGANS GROUP LLC

By:	Morgans Hotel Group Co., its
managing member

By:
Name:
Title:

GRANTEE

Name:
Address:

EXHIBIT A

FORM OF MEMBER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Members of Morgans Group LLC, hereby accepts all of the terms and conditions of, and becomes a party to, the Limited Liability Company Agreement of Morgans Group LLC (the “LLC Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the LLC Agreement.

Signature Line for Member:

Name:
Date:

Address of Member:

EXHIBIT B

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:

(a) The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i) The Company’s latest Annual Report to Stockholders that has been provided to stockholders after the Company’s initial public offering, if available;

(ii) The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders following the Company’s initial public offering, if available;

(iii) The Company’s Report on Form 10-K for the fiscal year most recently ended following the Company’s initial public offering, if available;

(iv) If any of the documents described in clauses (i) – (iii) above or (v) or (vi) below is not available, the Company’s Registration Statement on Form S-1 registering the Company’s initial public offering of its common stock;

(v) The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above or, if a Form 10-K has not been filed by the Company, since the filing of the Form S-1 described in clause (iv) above;

(vi) Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company or the filing of the Form S-1 described in clause (iv) above;

(vii) The LLC Agreement;

(viii) The Plan; and

(ix) The Company’s Certificate of Incorporation, as amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the LLC prior to the determination by the LLC of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b) The Grantee hereby represents and warrants that

(i) The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him, her or it with respect to the grant to him, her or it of LTIP Units, the potential conversion of LTIP Units into common units of the LLC (“Common Units”) and the potential redemption of such Common Units for shares of common stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the LLC and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his, her or its own interest or has engaged representatives or advisors to assist him, her or it in protecting his, her or its interests, and (III) is capable of bearing the economic risk of such investment.

(ii) The Grantee understands that (A) the Grantee is responsible for consulting his, her or its own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his, her or its particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the LLC or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides or will provide services to the LLC on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the LLC, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the LLC and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the LLC and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his, her or its receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the LLC and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the LLC or the Company. The Grantee did not receive any tax, legal or financial advice from the LLC or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and the Grantee’s receipt of LTIP Units.

(iii) The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv) The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the LLC and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the LLC nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such Shares under the Plan at the time of such issuance, (II) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the LLC Agreement or this Agreement, the Grantee may have to bear the economic risk of his, her or its ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v) The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

(vi) No representations or warranties have been made to the Grantee by the LLC or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the LLC or the LTIP Units except the information specified in Paragraph (b) above.

(c) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the LLC in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the LLC may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the LLC or to comply with requirements of any other appropriate taxing authority.

(d) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the LLC to file such election on the Grantee’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(e) The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

(f) The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the LLC shall be notified promptly of any changes in the foregoing representations.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name:                             (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.	Description of property with respect to which the election is being made:

The election is being made with respect to                 LTIP Units in Morgans Group LLC (the “LLC”).

3.	The date on which the LTIP Units were transferred is , 200 . The taxable year to which this election relates is calendar year 200 .

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the LLC.

(b)	The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	A copy of this statement has been furnished to the LLC and to its managing member, Morgans Hotel Group Co.

Dated:                     , 200

Name:

Schedule to Section 83(b) Election -Vesting Provisions of LTIP Units

LTIP Units are subject to time-based vesting with one-third (1/3) vesting each year on the first three one-year anniversaries of the date of grant, provided that the Taxpayer remains a director of Morgans Hotel Group Co. (the “Company”) or its subsidiaries through such dates, subject to acceleration in the event of certain extraordinary transactions. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued service with the Company or its subsidiaries.